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                                                                    EXHIBIT 16.2

                                  David Arnold
                                22012 OAK GROVE
                            MISSION VIEJO, CA 92692

                                                     Telephone:   (949) 458-3985
                                                     Facsimile:   (949) 458-8246
                                                     E-mail davidarnold@home.com


February 29, 2000


The Board of Directors
American BioMed
10077 Grogan's Mill Road
Suite 100
The Woodlands, TX 77380


                          Via email, Fax and U.S. Mail

To the Board,

Due to mounting personal commitments and time constraints, I hereby resign from my position as a Board member of American Biomed, Inc. and from all committees thereof. This will be effective at close of business today.

I appreciate the opportunity to work with each of you and wish you and the company all the best going forward.

Sincerely,

/s/ David C. Arnold

David C. Arnold